Exhibit 10.20

OFFMULTI

REF: 137

AGREEMENT OF LEASE

Between

SIYATHENGA PROPERTIES ONE (PTY) LTD
Reg. No.2004/005348/07
(“The Landlord”)

And

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED
Reg. No.2002/031446/06
(“The Tenant”)

In respect of

Ground Floor, Unit 0003, First Floor Units 1005, 1002, 1007, Third Floor Units 3004, 3001,
3003, 3005, 3006, 3007, Sixth Floor unit 6007, 6002, Units 0006, 1004, 4001 -4004, 5001,
5002 and Storerooms 2 & 3 situated on the Cnr of Hood & Baker
Street, Rosebank

OFFMULTI

SCHEDULE

1.

1.1	The Landlord:		Siyathenga Properties One (Pty) Ltd
Reg. No. 2004/005348/07

1.2	The Tenant:		Net 1 Applied Technologies South Africa
Limited Reg. No.2004/005348/07

1.3	The Leased Premises:		Ground Floor, Unit 0003, First Floor
Units 1005, 1002, 1007, Third Floor Units
3004, 3001, 3003, 3005, 3006, 3007, Sixth
Floor unit 6007, 6002, Units 0006, 1004,
4001 -4004, 5001, 5002 and Storerooms 2
& 3 situated on the Cnr of Hood & Baker
Street, Rosebank
MEASURING APPROXIMATELY
7821.72m2 of rentable area. (SEE
ANNEXURE A for identification purposes
only).

1.4	Tenant’s pro-rata share:		59.41%

1.5	The use of Leased Premises:		Administration Offices

1.6	Duration of the Lease:

	1.6.1	commences on:	01/12/2006

	1.6.2	terminates on:	30/11/2011

1.7	Monthly Rentals:		monthly amounts payable

Additional Space - Unit 0003 Ground Floor measuring approximately 213.49m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	12 566.02		1759.24	14 325.26
01/12/2007	30/11/2008	13 571.30		1899.98	15 471.28
01/12/2008	30/11/2009	14 657.01		2051.98	16 708.99
01/12/2009	30/11/2010	15 829.58		2216.14	18 045.72
01/12/2010	30/11/2011	17 095.93		2393.43	19 489.36

OFFMULTI

Additional Space - Unit 1005 First Floor measuring approximately 160.7m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	9 458.80		1 324.23	10 783.03
01/12/2007	30/11/2008	10 215.51		1 430.17	11 645.68
01/12/2008	30/11/2009	11 032.74		1 544.58	12 577.32
01/12/2009	30/11/2010	11 915.37		1 668.15	13 583.52
01/12/2010	30/11/2011	12 868.80		1 801.63	14 670.43

Additional space -Unit 1002 First Floor measuring approximately 68.19m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	4 013.66		561.91	4 575.57
01/12/2007	30/11/2008	4 334.75		606.87	4 941.62
01/12/2008	30/11/2009	4 681.53		655.42	5 337.00
01/12/2009	30/11/2010	5 056.06		707.85	5 763.91
01/12/2010	30/11/2011	5 460.54		764.48	6 225.02

Additional space - Unit 1007 First Floor measuring approximately 136.82m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	8 053.23		1 127.45	9 180.68
01/12/2007	30/11/2008	8 697.48		1 217.65	9 915.13
01/12/2008	30/11/2009	9 393.28		1315.06	10 708.34
01/12/2009	30/11/2010	10 144.74		1 420.26	11 565.00
01/12/2010	30/11/2011	10 956.33		51 33.87	12 490.22

Additional space - Unit 3001 Third Floor measuring approximately 317.01m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	18 659.21		2 612.29	21 271.50
01/12/2007	30/11/2008	20 151.95		2821.27	22 973.22
01/12/2008	30/11/2009	21764.10		3046.97	24 811.07
01/12/2009	30/11/2010	23 505.23		3290.73	26 975.96
01/12/2010	30/11/2011	25 385.65		3553.99	28 939.64

Additional space - Unit 3003 Third Floor measuring approximately 175.90m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	10 353.47		1 449.49	11 802.96
01/12/2007	30/11/2008	11 181.72		1 565.44	12 747.16

OFFMULTI

01/12/2008	30/11/2009	12 076.29	1 690.68	13 766.97
01/12/2009	30/11/2010	13 042.40	1 825.94	14 868.34
01/12/2010	30/11/2011	14 085.79	1 972.01	16 057.80

Additional space - Unit 3004 Third Floor measuring approximately 259.78m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/03/2007	30/11/2007	15 290.65		2 140.69	17 431.34
01/12/2007	30/11/2008	16 513.90		2311.95	18 825.85
01/12/2008	30/11/2009	17 835.02		2 496.90	20 331.92
01/12/2009	30/11/2010	19 261.82		2 696.65	21 958.47
01/12/2010	30/11/2011	20 802.76		2912.39	23 715.15

Additional space - Unit 3007 Third Floor measuring approximately 92.63m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	5 452.20		763.31	6 215.51
01/12/2007	30/11/2008	5 888.38		824.37	6 712.75
01/12/2008	30/11/2009	6 359.45		890.32	7 249.77
01/12/2009	30/11/2010	6 868.20		961.55	7 829.75
01/12/2010	30/11/2011	7 417.66		1 038.47	8 456.13

Additional space - Unit 3006 Third Floor measuring approximately 397.67m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/07/2007	30/11/2007	23 402.87		3 276.40	26 679.28
01/12/2007	30/11/2008	25 275.10		3 538.51	28 813.61
01/12/2008	30/11/2009	27 297.11		3821.61	31 118.83
01/12/2009	30/11/2010	29 481.88		4127.34	33 608.34
01/12/2010	30/11/2011	31 839.35		4457.53	36 297.01

Additional space - Unit 3005 Third Floor measuring approximately 189.94m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/07/2007	30/11/2007	11 179.85		1 565.18	12 745.03
01/12/2007	30/11/2008	12 074.24		1 690.39	13 764.46
01/12/2008	30/11/2009	13 040.18		1 825.63	14 865,81
01/12/2009	30/11/2010	14 083.39		19 71.68	16 055.07
01/12/2010	30/11/2011	15 210.06		2 129.41	17 339.48

OFFMULTI

Existing space - Unit 6007 Sixth Floor measuring approximately 35.59m 2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	2 094.82		293.27	2 388.09
01/12/2007	30/11/2008	2 262.40		316.74	2 579.14
01/12/2008	30/11/2009	2 443.39		342.07	2 785.46
01/12/2009	30/11/2010	2 638.86		369.44	3 008.30
01/12/2010	30/11/2011	2 849.97		399.00	3 248.97

Existing space - Unit 6002 Sixth Floor measuring approximately 667m2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	39 259.62		5 496.35	44 755.97
01/12/2007	30/11/2008	42 400.39		5 936.05	48 336.44
01/12/2008	30/11/2009	45 792.42		6 410.94	52 203.36
01/12/2009	30/11/2010	49 455.81		6 923.81	56 379.62
01/12/2010	30/11/2011	53 412.28		7477.72	60 890.00

Existing space - Units 0006, 1004, 4001 - 4004, 5001, 5002 and Storeroom 2 & 3 measuring approximately 5 107m2

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	30/11/2007	300 598.02		42 083.72	342 681.74
01/12/2007	30/11/2008	324 645.86		45 450.42	370 096.28
01/12/2008	30/11/2009	350 617.53		49 086.45	399 703.98
01/12/2009	30/11/2010	378 666.93		53 013.37	431 680.30
01/12/2010	30/11/2011	408 960.29		57 254.44	466 214.73

     In the event of any change in the rate of VAT, the VAT referred to above will be adjusted accordingly.

1.8	Monthly Rental in respect of Amortisation:

Existing Amortization

FROM	TO	RENTAL R	OP COSTS R	VAT R	TOTAL R
01/12/2006	31/11/2007	6 583.00		921.62	7 504.62
01/12/2007	30/11/2008	6 583.00		921.62	7 504.62

OFFMULTI

1.9	Parking (Additional Parking)

	1.9.1	Number of parking bays:	Basement bays 242
Shadenet bays 13

	1.9.2	Bay numbers:	Basement 1:
Total number of bays occupied is 52 at
R360.59 per bay

Basement 2:
Total number of bays occupied Is 82 at
R380.59 per pay

Basement 3:
Total number of bays occupied is 108 at
R360.59 per bay

Shadenet bays:
Total number of bays occupied is 13 at
R280.00 per bay

	1.9.3	Amounts payable per bay:	Basement bays R360.59
Shadenet bays R280.00

2.

2.1	~~Deposit/bank guarantee~~:

2.2

	~~2.2.1~~	~~Deed of suretyship by~~

	~~2.2.2~~	~~Identification Number~~

	~~2.2.3~~	~~Residential Address~~

~~Surety 1~~	~~Surety 2~~	~~Surety 3~~

OFFMULTI

3.	The Property:		President Place

4.	Domicilium:

	4.1	Landlord:	PANGBOURNE HOUSE,
2nd FLOOR,
382 JAN SMUTS AVENUE
CRAIGHALL
2196
P. O. BOX 781706, SANDTON, 2146
(TELEFAX NUMBER (011) 787-5613)

	4.2	Tenant:	President Place

5.	Tenant Information:

	5.1	Contact Person:	Xxxx Xxxx

	5.2	Business Telephone No:	011 343-2000

	5.3	Business Facsimile No:	011 343-xxxx

	5.4	Contact Person Cell No:	xxx xxx xxxx

	5.5	E-mail Address:	xxxxx@net-1.co.za

	5.6	Postal Address No:	Private Bag 61984
MARSHALLTOWN 2107

6.	List of Annexures to Lease Agreement

	6.1	Plan of Premises (for identification purposes only)

	6.2	Re-instatement of the leased premises

	6.3	Company Resolution

	6.4	Early Termination Clause

	6.5	Tenant Installation by tenant

	6.6	Parking allocations Schedule

OFFMULTI

-i-

-ii-

OFFMULTI

GENERAL CONDITIONS OF LEASE

     WHEREBY IT IS AGREED AS FOLLOWS:

1. INTERPRETATION

     1.1 The headings to the clauses of this agreement are for reference purposes only and shall not aid in the interpretation of the clauses to which they relate.

     1.2 Unless the context clearly indicates a contrary intention, words importing -

     1.2.1 any one gender shall include the other two genders;

     1.2.2 the singular shall include the plural and vice versa;

     1.2.3 natural persons shall include corporations and vice versa.

     1.3 The following expressions shall bear the meanings assigned to them hereunder and cognate expressions shall bear corresponding meanings –

     1.3.1 “the Building” means the Building on the Property;

     1.3.2 “the Commencement Date” means the date set out in clause 1.6.1 of the Schedule;

     1.3.3 “the Common Areas” means those portions of the Building and the Property not designed or intended to form part of the rentable area of the Building or Property, including, but without derogating from the generality of the aforegoing, lifts, staircases, escalators, gardens, toilets, loading zones, parking areas, service roads, kitchens, malls, passages, service corridors and yards. Nothing contained in this definition shall be construed as imposing any obligation on the Landlord to provide any such conveniences as are specifically mentioned above, unless stipulated otherwise in this Lease;

     1.3.4 “Common Amenities” means those facilities, common areas, and services in the Building and/or Property available for use by, or supplied to the tenants on a non-exclusive basis and include interalia lifts, air-conditioning, security services, common areas, visitor’s parking and such like;

     1.3.5 “Common Amenity Costs” are the costs of providing electricity, water, security and cleaning to the common amenities;

     1.3.6 “the Termination Date” means the date set out in clause 1.6.2 of the Schedule;

     1.3.7 “the Landlord” means the entity stated in 1.1 of the Schedule;

OFFMULTI

     1.3.8 “the Lease” or “this Lease” means this agreement accepted by the Landlord together with all Schedules and Annexures thereto which shall be deemed to be incorporated in and form part of the Lease;

     1.3.9 “the Leased Premises” means the premises set out in clause 1.3 of the Schedule;

     1.3.10 “the Prime Rate” means the publicly quoted basic rate of interest at which The Standard Bank of South Africa Limited will lend funds on overdraft. A certificate under the hand of a General Manager of such bank, whose appointment it will not be necessary to prove, shall constitute prima facie proof of the prime rate from time to time;

     1.3.11 “the pro-rata share” means the ratio which the rentable area of the Leased Premises bears to the total rentable area of the Property. In order to derive the aforesaid ratio, the rentable areas of the Leased Premises and of the Property respectively shall be determined by using the SAPOA Method of Measuring Floor Areas in Office Buildings;

     1.3.12 “the Property” means the Property set out in clause 3 of the Schedule;

     1.3.13 “the Tenant” means the entity/person set out in clause 1.2 of the Schedule.

2. HIRE

     The Landlord lets to the Tenant, which hires the Leased Premises.

3. DURATION

     3.1 This Lease shall commence on the Commencement Date and shall continue until the Termination Date.

     3.2 In the event of the Tenant remaining in occupation of the Leased Premises after the expiration of the period stipulated in the Lease without a formal agreement signed by both the Tenant and Landlord having been concluded for any reason whatsoever and irrespective of any oral discussions, negotiations and correspondence that may have been exchanged between the Landlord and the Tenant, and without the Landlord in any way conceding or acknowledging that the Tenant is entitled to remain in occupation of the Leased Premises after the Termination Date and without prejudice to any rights that may be available to the Landlord in terms of the Lease and/or in law arising out of the Tenant’s failure to vacate the Leased Premises by the Termination Date, the Tenant will be deemed to lease the Leased Premises on a temporary basis subject to all the terms and conditions contained in this Lease, provided that either party will be entitled to terminate such lease by giving 1 (one) month’s written notice of termination to the other party. The Tenant further agrees that, in such circumstances, the monthly rental payable for the first month after the expiration of the Lease shall not be lower than the rental payable by the Tenant during the last month of the lease period, escalated by 15%. If the Tenant continues to occupy the Leased Premises for a period of 1 (one) year or longer after the Termination Date of the Lease, the rental will be increased annually by 15% per annum on each anniversary of the Termination Date.

OFFMULTI

4. OCCUPATION

     4.1 If the Leased Premises have not been constructed and/or are in the course of construction and/or should the Tenant installations not have been completed or are in the course of being completed, when this Lease is signed, the Leased Premises shall be regarded as available for occupation by the Tenant as soon as the interior of the Leased Premises has been completed and is fit for occupation by the Tenant and adequate access can be gained thereto, notwithstanding if the exterior of the Building has not been completed.

     4.2 If the Landlord is unable to give the Tenant occupation of the Leased Premises on the dates stipulated as the Commencement Date for any reason whatsoever, whether or not occasioned by negligence of the Landlord, its servants, directors or its agents or independent Contractors including, without limiting the generality of the aforegoing, the Leased Premises being incomplete or in a state of disrepair, or an existing Tenant not having vacated the Leased Premises, the Tenant shall have no claim for damages or right of cancellation or remission of rental or any other claim and shall accept occupation on such later date on which the Leased Premises are available. In the event of such a delay, the duration of the Lease shall remain unaltered and the Commencement Date and the Termination Date shall be extended accordingly.

     4.3 Should the Buildings be incomplete at the commencement of this Lease, the Tenant acknowledges that it may suffer a certain amount of inconvenience from Building operations and from noise and dust resulting therefrom, as well as from interruption in the supply of electricity, water, gas, air conditioning or other amenities or the complete cessation of such amenities and that it will have no claim against the Landlord or its agents for compensation, damages or for remission of rent or cancellation or any other claim by reason of any such inconvenience during the period of completion [whether or not occasioned by the negligence of the Landlord, its servants, directors, agents or employees].

     4.4 Unless postponed by the Landlord in writing, the commencement date shall be the date stipulated in item 1.6.1 of the Schedule.

     4.5 In the event of any dispute as to the date when the Leased Premises are or were ready for occupation, or in respect of any other dispute arising regarding the Tenant’s obligations in terms of clauses 4.2 and 4.4, such dispute shall be submitted for determination to the Landlord’s Architect acting as an expert, whose decision shall be final and binding on the Tenant and the Landlord, and the Landlord’s Architect’s certificate shall constitute prima facie evidence thereof.

     4.6 Upon due execution of this Lease, any duly accepted offer to lease, heads of agreement or other form of agreement between the parties in respect of the Leased Premises shall be cancelled and this Lease shall be the sole agreement governing the contract between them.

OFFMULTI

5. RENTAL

     5.1 The monthly rental payable by the Tenant comprises the monthly rental referred to in 1.7 of the Schedule and the pro-rata contribution of increases for municipal rates, services and taxes referred to in 8 below. The Tenant will be liable for payment of all Value Added Tax (“VAT”) on the said amounts referred to in this clause.

     5.2 All amounts payable in terms of clause 5.1 shall be paid by the Tenant monthly in advance on the first business day of every calendar month. The first month’s rent, together with the stamp duty and lease fees payable in respect of this Lease and the deposit referred to in clause 2.1 of the Schedule, shall be paid to the Landlord on the signing of this agreement by the Tenant.

     5.3 All amounts payable by the Tenant to the Landlord in terms of this Lease, shall be paid free of deduction and without set-off at the address referred to in clause 4.1 of the Schedule, or at such other place in Gauteng as the Landlord may from time to time by written notice direct. The Tenant’s obligation to pay rental and all other amounts to the Landlord in terms hereof is unconditional and the Tenant shall not be entitled for any reason whatsoever to defer or withhold payment of rental or other amounts payable in terms of this agreement of Lease.

     5.4 Any failure by the Landlord to render any statement or the late receipt or non-receipt thereof by the Tenant, shall not in any way detract from the Tenant’s obligations to effect payment of all amounts due in terms of the Lease on the due date for payment thereof.

6. VALUE ADDED TAX

     The Tenant shall pay to the Landlord VAT at the prescribed rate from time to time in terms of the relevant legislation on any amounts payable to the Landlord in terms of this Lease.

7. UTILITIES

     7.1 In addition to rental, the Tenant shall be liable for and shall pay on demand, on a monthly basis to the Landlord or the local authority or body concerned, as the Landlord may from time to time require:

     7.1.1 the cost of all electricity, including but not limited to electrical maximum demand charges, consumed by it on or about the Leased Premises;

     7.1.2 gas and water consumed by it on or about the Leased Premises;

     7.1.3 its pro-rata share of industrial effluent charges and sewerage charges calculated at the applicable rate specified by the local authority, and

     7.1.4 its pro rata share of refuse removal charges for the Leased Premises or its direct costs of actual refuse removal generated by the Tenant, whichever is applicable;

     7.1.5 its pro rata share of Common Amenity Costs;

OFFMULTI

     7.1.6 its pro rata share of all costs incurred by the Landlord for the reading of meters situated at the Property relating to water, electricity and gas consumption on the Property and/or the Leased Premises.

     7.2 Subject to 7.3 below, the Tenant’s liability for charges for electricity, water and gas, shall be determined with reference to separate sub-meters installed in respect of the Leased Premises at the same rate and on the same basis as if such charges were supplied directly to the Tenant by the authority or supplier concerned and irrespective of any different rate at which that authority or supplier has contracted or may contract with the Landlord on a bulk supply or any other basis.

     7.3 If there are no separate sub-meters installed in respect of the Leased Premises, the Tenant’s liability for charges for electricity, water and gas shall be the Tenant’s pro-rata share thereof calculated at the same rate as the Tenant would pay to that authority or supplier, had such services been supplied directly to the Tenant. In determining the Tenant’s pro-rata share, the Landlord shall be entitled, at its discretion to calculate such share according to either:

     7.3.1 the ratio between the rentable area of the Leased Premises and the total rentable area of the Property; or

     7.3.2 the ratio between the rentable area of the Leased Premises and the occupied rentable area of the Property.

     7.4 If at the requirement of the Landlord, the costs of all electricity, water and gas is payable directly to the local or other responsible authority or supplier, as the case may be, the Tenant shall pay all such costs directly to such authority or supplier, and if called upon by the Landlord, shall exhibit to the Landlord copies of ail accounts/statements and proof of payment thereof.

     7.5 if there is any dispute as to the Tenant’s liability for the payment of any of the items referred to in this clause, or as to the amount of such liability, the decision of the Landlord’s Auditors, who shall act as experts and not as arbitrators and who shall determine the liability of the Tenant’s charges, which shall be paid accordingly by the Tenant, shall be final and binding upon the parties.

     7.6 Should the Tenant fail to pay the charges for electricity or water within 7 [SEVEN] days of demand, then without prejudice to any rights it may have, the Landlord shall he entitled to terminate the supply of electric current to the Tenant.

     7.7 If the Tenant uses separate municipal or other rubbish removal containers (which the Landlord may require him to do), the Tenant shall pay the actual charges levied by the local authority or any private entity supplying such containers. In the event that the rubbish removal containers used separately by the Tenant have to be moved from the Leased Premises to a refuse collection point in the Building or on the Property, the Tenant shall, on demand, pay a market related handling fee to the Landlord. In the event of a difference between the parties on the amount of the handling fee, the amount thereof shall be determined by the Landlord’s Auditors whose decision shall be final and binding on the parties.

OFFMULTI

     7.8 The Tenant shall, for the purpose of collection and disposal of its refuse and at its own expense, provide and use disposable plastic bags, and bins and/or other containers designated or approved from time to time by the Landlord and/or the local authority.

     The Tenant shall place its refuse in the plastic bags, which shall be effectively sealed to prevent spillage of their contents, before depositing such refuse in the said bins or other containers.

     7.9 All bins and containers referred to in clause 7.8 above shall be maintained in good order and condition and kept neat and tidy by the Tenant throughout the period of this Lease. They shall be prepared for collection in the manner and at the times and places specified by the local authority and/or the Landlord.

     7.10 The Tenant shall not permit the accumulation of refuse in or outside the Leased Premises save in the refuse bins and containers referred to in this clause. The Tenant shall remove its refuse to areas designated for this purpose by the Landlord, or in the absence of such a request by the Landlord, shall keep refuse inside the Leased Premises and shall not leave any refuse outside the Leased Premises, except if there has been prior approval from the Landlord in writing. The Landlord shall decide, in its sole discretion, on the times and frequency of removal of refuse from the Leased Premises.

     7.11 The Tenant shall be responsible for the replacement cost of any bins or containers used by or in connection with the Leased Premises which may be stolen, lost or unlawfully removed.

     7.12 Should the Landlord provide a refuse compactor and/or incinerator for refuse disposal, the Tenant shall comply with such rules and regulations as the Landlord may make or vary in regard to the use thereof and the Tenant shall be liable for its pro-rata share in respect thereof.

8. ASSESSMENT RATES AND OTHER CHARGES

     8.1 If at any time during the currency of this Lease, the charges in respect of assessment rates and/or any other charges, whether governmental, provincial, municipal or otherwise, are increased by the relevant municipal authority or other body, then, with effect from the date upon which any such increases become effective, the Tenant undertakes to pay on demand any additional amount equal to its pro-rata share of such increases.

     8.2 If there is any dispute as to the rentable area of the Leased Premises, the decision of an Independent Architect in private practice nominated by the Landlord, using the principles of measurement recommended by the South African Property Owners Association, whose certificate to that effect [given as an expert and not as an arbitrator], shall be final and binding on both parties.

OFFMULTI

9. SECURITY

     9.1 The Landlord may from time to time during the period of the Lease, after consultation with the Tenant, install security systems which may include security guards to control access to the Property and to the Building. In such event:

     9.1.1 the Tenant shall pay on demand to the Landlord as the Landlord may from time to time require, the cost or the pro-rata share of the costs of the said security systems,

     9.1.2 the Tenant will co-operate and cause its employees and invitees to cooperate with the Landlord in the implementation of the security systems so installed by the Landlord,

     9.2 The Landlord shall be entitled to lock the entrances to the Property and the Building for security purposes at a set time after business hours and shall make available only selected entrances to admit or to let out the Tenant, its employees or invitees. The Tenant shall take part and co-operate with the Landlord in security activities, prevention of fire and evacuation procedures, as the Landlord may from time to time require;

     9.3 In the event of the Landlord having installed such security systems, it will not be responsible for the effectiveness of such system or for any loss caused by any act or default on the part of the security personnel or any equipment installed. It is specifically provided that the provision by the Landlord of any security service to the Building or Property shall not be construed in any manner whatsoever as an acceptance by the Landlord of any responsibility or liability towards the Tenant or any other person.

10. USE OF THE LEASED PREMISES

     10.1 The Leased Premises are let to the Tenant for the purpose of conducting therein the business specified in clause 1.5 of the Schedule to this Lease and for no other purpose without the Landlord’s prior written consent. The Landlord does not warrant that:

     10.1.1 any other Leased Premises in the Building or on the Property will not be let for the same or similar purposes;

     10.1.2 any other Tenant in the Building or on the Property will not compete with any of the business of the Tenant;

     10.1.3 the Leased Premises are or will be suitable for the purpose for which the Leased Premises may be used in terms hereof;

     10.1.4 the Tenant will be granted any licences, consents, authorities or permits in respect of the Leased Premises for the conduct of its business or for any other type of use or that any such licences, consents, authorities, or permits will be renewed from time to time. The Tenant’s failure to obtain any such licences, consents, authorities or permits shall in no way affect the Tenant’s obligations in terms of this Lease, it being the obligation of the Tenant to obtain such licences, consents, authorities or permits.

OFFMULTI

     10.2 The Landlord shall be entitled, but not obliged, if the Tenant is not granted the necessary licences to conduct the business, to cancel this Lease by giving written notice to the Tenant to that effect, but in that event, neither party shall have any claims against the other arising merely out of such cancellation. If the Landlord elects not to exercise such right, then the provisions of this Lease shall remain in full force and effect (save for any obligation on the Tenant to trade from the Leased Premises).

11. LANDLORD’S COMPLIANCE WITH LAWS

     If the Landlord, in order to comply with any laws, bylaws, ordinances, proclamations and regulations, whether in force prior to or after the commencement of negotiations, is required to take any such steps which will result in the Tenant being deprived, either temporarily or permanently, of the beneficial use of any portion of the Leased Premises, the Tenant shall have no remedy against the Landlord but shall be entitled to a proportionate remission in the monthly rental payable in terms of clause 1.7 of the Schedule in the Lease for the relevant period.

12. TENANT’S COMPLIANCE WITH LAWS AND CONDITIONS OF TITLE

     12.1 The Tenant shall comply with all laws, by-laws, ordinances, proclamations and regulations (including but not limited to the requirements of the Environment Conservation Act 73 of 1989, the National Environmental Management Act 107 of 1998, the Hazardous Substances Act 15 of 1973, the Atmospheric Pollution Prevention Act 45 of 1965, the National Water Act 36 of 1998, the Occupational Health and Safety Act 85 of 1993 and the Compensation for Occupational Injuries and Diseases Act 130 of 1993) relating to tenants or occupiers of business premises or affecting the conduct of any business carried on in the Leased Premises, and shall not contravene or permit contravention of any of the conditions of title under which the Property is held by the Landlord or any of the provisions of the Town Planning Scheme applicable to the Building, nor do or cause or permit to be done in or about the Building anything which may be or cause a nuisance or disturbance to other occupiers of the Building, or occupiers of neighbouring premises or properties.

     12.2 The Tenant shall not contravene or permit the contravention of –

          12.2.1 any of the conditions of the title deeds/deeds of transfer under which the Landlord owns the Property; or

          12.2.2 any law which the Landlord is required to observe by reason of its ownership of the Property or any improvements thereon.

     12.3 The Tenant shall not contravene or allow the contravention of the Tobacco Products Control Act 83 of 1993 (including the regulations thereunder), or any other legislation that may replace such act, by members of its staff or any person on the Leased Premises. The Tenant further indemnifies and holds the Landlord harmless against any penalty imposed by any local, provincial, national or other authority as a result of the Tenant’s failure to comply with the provisions of such an Act and/or the Regulations.

     12.4 The Tenant shall furnish the Landlord with procedures, which are acceptable to the Landlord, regarding the extraction of odours and smoke in addition to its proposed designated smoking area that it will implement in respect of smoking and non-smoking on the Leased Premises, if applicable.

OFFMULTI

     12.5 in the event of the Tenant conducting any alterations or expansions or modifications to the Leased Premises, the Tenant shall obtain a final occupation certificate from the local authority at its cost.

     12.6 Should the Landlord be penalised in any way due to the activities of the Tenant, its agents, its employees or its invitees, the Landlord shall be entitled to recover any loss either incurred or to be incurred in the future from the Tenant.

     12.7 The Tenant shall obtain approval for all internal and external Tenant signage from any local authority or other relevant body, where such approval is required.

     12.8 If the Tenant, as occupier of the Leased Premises, contravenes or fails to conform with any relevant legislation and the Landlord, as owner of the Property, is furnished with notice calling upon it to bring about within a period specified in the said notice the cessation of such activities stipulated in the notice, the Tenant undertakes, upon being furnished with a copy of such notice, to immediately cease all such activities referred to in the notice and to remedy any complaint referred to in the notice within the prescribed time period.

     12.9 The Tenant indemnifies and holds the Landlord harmless from and against any damage or loss [hereinafter referred to as “liability”] arising as a result of any liability with regard to claims by Governmental Authorities or others for non-compliance by the Tenant with any act of parliament, law, ordinance, regulation or by-law made by a lawful authority.

13. CONDITION OF THE LEASED PREMISES AND MAINTENANCE

     13.1 In this clause, the term “appurtenances” means any of the installations and appliances in the Leased Premises and includes, without limiting the generality of the aforegoing, all keys, locks, doors, lights and light fittings, water closets, sanitary fittings, basins, water taps, electrical and plumbing installations, geysers, cranes, gantries, electric gate and roller shutter door motors, transformers and air-conditioning units and any windows, glass and plate glass in or forming part of the Leased Premises.

     13.2 The Tenant shall within 14 [FOURTEEN] days after the Commencement Date of the Lease give the Landlord written notice of any defects in the Leased Premises unless the Tenant previously occupied the Leased Premises in which case the notice of defects in respect of the previous lease agreement shall apply. In the absence of such written notice, the Tenant shall be deemed to have accepted the Leased Premises and the appurtenances as being complete and without defects. During the currency of this Lease, the Tenant shall be obliged to maintain and repair the whole of the interior of the Leased Premises and all parts thereof, together with all fixtures, fittings and the appurtenances in good order and condition and for such purpose shall attend to such repairs and provide such replacements as may be required. Without limiting the generality of the aforegoing, the Tenant shall –

OFFMULTI

     13.2.1 keep all floors in good condition and replace from time to time any carpets, damaged or missing tiles, wood blocks, timber strips or other flooring materials and repair and make good any damage to concrete or screeded floors;

     13.2.2 maintain properly all ceilings and make good or repair any damaged or defective areas of the ceilings, which damage or defective areas are caused by the Tenant;

     13.2.3 keep all internal paint work clean and redo such work at regular intervals or whenever the paint work shows signs of deterioration;

     13.2.4 replace any glass which has been broken or cracked, by glass of a similar type and thickness;

     13.2.5 maintain all internal finishes in clean condition and make good or replace any damaged or defective parts;

     13.2.6 keep all sanitary fittings and plumbing installations in good order and replace any damaged or faulty installations;

     13.2.7 keep all bolts, catches, locks, doors, etc. in good working order and replace and/or repair any damaged or defective ones;

     13.2.8 keep and maintain all air-conditioning units in the Leased Premises in good order and condition and shall service such air-conditioning units by Contractors reasonably approved by the Landlord at intervals not exceeding 3 [three] months. The Tenant shall deliver to the Landlord on demand, copies of all documents evidencing the Tenant’s compliance with this clause;

     13.2.9 keep and maintain ail transformers and electric motors in respect of any gates and/or roller shutter doors, which the Tenant acknowledges form part of the Leased Premises, in good order and condition and shall service all roller shutter doors (including the motors), by Contractors reasonably approved by the Landlord at intervals not exceeding 6 [six] months. The Tenant shall deliver to the Landlord on demand, copies of all documents evidencing the Tenant’s compliance with this clause;

     13.2.10 keep the Leased Premises clean and free from vermin, at its own cost, to the satisfaction of any public authority having jurisdiction over the Property in the fields of public health and/or hygiene, and if requested by the Landlord, enter into a contract with a reputable pest control company;

     13.2.11 prevent any blockage of any sewerage or water pipes or drains in or used in connection with the Leased Premises;

     13.2.12 remove at its cost, any obstruction or blockage referred to in clause 13.2.11 which occurs at the Leased Premises;

     13.3 The Tenant shall care for and maintain its exterior exclusive use areas, the interior of the Leased Premises, the appurtenances and any fittings therein in good order and repair during the period of the Lease. At the termination of the Lease, the Leased Premises shall be returned to the Landlord in the same good order and condition as it was at the Commencement Date. The Tenant shall make good and repair at its own cost any damage or breakages. Should the Tenant fail to repair, replace or maintain the Leased Premises as set out above, the Landlord shall be entitled, without prejudice to any of its rights in terms of this Lease and/or in law, to effect such repairs and to charge the Tenant who shall pay such expense on demand. Without detracting from the generality of the above, the Tenant shall:

OFFMULTI

     13.3.1 repair any damage, save where such damage is caused by water leaks or structural damage, caused to the doors, windows, ceiling(s), floors and walls of the Leased Premises which may be occasioned by any cause;

     13.3.2 upon expiration of the Lease, deliver to the Landlord all keys and duplicate keys for the Leased Premises. The Tenant shall be liable for any loss (including the reasonable replacement costs) of or damage to the keys and locks to the Leased Premises.

     13.4 Should the Tenant be called upon by the Landlord prior to, on or after the termination of this Lease to repair and/or reinstate the Leased Premises to the condition as stated in 13.3, and for the purpose of so doing, the Tenant remains in occupation of the Leased Premises after expiry of the Lease and/or the Landlord effects such repairs and/or reinstatement to the Leased Premises as contemplated in clause 13.3 after the termination of the Lease, which results in the Landlord being prevented from letting the Leased Premises due to the fact that work is being done to the Leased Premises, the Tenant shall be liable, without prejudice to any other claims for damages or otherwise which the Landlord has or may have in terms of this Lease or in law against the Tenant, to pay the Landlord any further damages which may be sustained by the Landlord, including but not limited to:

     13.4.1 making payment to the Landlord, as liquidated damages, of an amount equivalent due for the last month of the Lease prior to the termination, together with all other charges as referred to in clauses 7 and 8 of the Lease for each month that the Tenant remains in occupation, until such time as the Leased Premises are returned to the Landlord and/or

     13.4.2 the loss of additional rentals which would have been payable by the new tenant, and/or

     13.4.3 the loss of rental resulting from the new tenant cancelling its lease with the Landlord in respect of the Leased Premises.

     13.5 Without limiting the generality of the aforegoing, upon expiration of this Lease, the Tenant shall return the Leased Premises to the Landlord in a good, clean and tidy condition.

14. PLATE GLASS AND WINDOW PANELS

     14.1 The Tenant shall be responsible for any plate or other glass, both internal and external and window panels contained in the premises, and shall be obliged at its expense to replace any such glass as may be damaged, however and by whomsoever such damage shall be caused.

OFFMULTI

     14.2 The Tenant shall be obliged, except for any period during which the Landlord may elect to insure the plate glass and shopfronts itself, to insure the plate glass, window panels and shopfronts with an Insurer nominated by the Landlord against damage and maintain the insurance throughout its occupation of the premises or the period of this Lease. The Tenant shall on demand cede the policy of insurance to the Landlord as security for its obligations hereunder. The Tenant shall, if so required by the Landlord, exhibit to the Landlord from time to time proof of payment of the premiums that fall due, and if it fails to do so in respect of any premium, the Landlord shall be entitled, without prejudice to its rights, to pay the premium and recover it from the Tenant.

     14.3 If the Landlord elects to insure the plate glass, window panels and shopfronts for any period, the Tenant shall pay to the Landlord on demand so much of each premium paid by the Landlord as its attributable to the insurance of the plate glass, window panels and shopfronts in or on the premises.

15. SUBLETTING OR ASSIGNMENT

     15.1 The Tenant shall not without the Landlord’s consent, which consent shall not be unreasonably withheld-

     15.1.1 cede or assign or pledge or otherwise encumber this Lease or any of its rights hereunder; nor

     15.1.2 sublet the Leased Premises or any portion thereof; nor

     15.1.3 give up occupation or possession of the Leased Premises or any portion thereof to any person or permit any person, whether as licensee, agent, occupier, custodian or otherwise, to enter into possession of or to occupy or take possession of the Leased Premises or any portion thereof for either a definite period or at all.

     15.2 The Tenant agrees that any profit of whatsoever nature made as a result of the subletting of the Leased Premises or the cession, assignment or other alienation of this Lease, is the rightful Property of and shall be paid to the Landlord.

     15.3 If the Tenant is a company whose shares are not listed on a recognised stock exchange –

     15.3.1 no shares therein shall be transferred from its existing shareholders as at the date hereof;

     15.3.2 no shares therein may be allotted to any person other than such shareholders;

     15.3.3 no transaction whatsoever, including one involving the redemption or cancellation of any shares in the Tenant shall take place;

OFFMULTI

     without the Landlord’s prior written consent, which consent shall not be unreasonably withheld.

     15.4 In the case of any allotment or transfer of shares or other transaction which will have the effect of leaving control of the Tenant with such existing shareholders or of a transfer of shares to a deceased shareholder’s heirs, the Landlord’s consent shall not be unreasonably withheld.

     15.5 If the Tenant is a close corporation there shall be no change in the members without the Landlord’s prior written consent, which consent shall not be unreasonably withheld.

     15.6 Should the Landlord give its consent to the sub-letting of the Leased Premises, the Tenant cedes, transfers and assigns to the Landlord all the Tenant’s rights, title and interest in and to all rentals and other revenues of whatsoever nature, which may accrue from the Leased Premises as additional security for the due payment by the Tenant of all amounts owing to or claimable by the Landlord at any time in terms of this Lease, with the express right in favour of the Landlord irrevocably and in rem suam to:

     15.6.1 institute proceedings against the sub-lessee/s for the recovery of unpaid rentals, and/or eviction from the Leased Premises;

     15.6.2 collect on behalf of the Tenant any monies payable by the sub-lessee/s to the Tenant;

     provided, however, that the cession, transfer, assignment and authorities and powers specified above shall not be acted upon by the Landlord without the consent of the Tenant, unless the Tenant has failed to comply with any term or condition of this Lease.

16. THE TENANT’S GENERAL RIGHTS AND OBLIGATIONS

     The Tenant –

     16.1 without first obtaining the Landlord’s prior written consent, which shall not be unreasonably withheld, shall only use the Leased Premises for the conduct of the business as stated in 1.5 of the Schedule and for no other purpose whatsoever;

     16.2 shall not keep or do or permit to be kept or done in the Leased Premises anything which, in terms of any conditions of any insurance policy held from time to time by the Landlord in respect of the Building or any part thereof, may not be kept or done therein or may render such insurance policy void or voidable or which will or may increase the premiums payable in respect of any such insurance policy, provided that-

     16.2.1 should the Landlord obtain, which it shall have no obligation to do, at the request of the Tenant, an amendment of any such policy to permit the keeping of any particular articles or the doing of a particular activity in or upon the Leased Premises by the Tenant; and

OFFMULTI

     16.2.2 should any additional premium become payable by the Landlord as a result of that amendment, then that additional premium shall be paid by the Tenant to the Landlord not less than 7 (seven) days prior to that date on which it becomes payable by the Landlord to its insurers in terms of the said policy;

     16.3 shall maintain adequate public liability insurance and insurance over the assets of the Tenant on the Leased Premises (as determined by the Landlord’s Insurance Brokers in the event of dispute between the parties as to what is adequate) and produce proof thereof to the Landlord from time to time when required by the Landlord;

     16.4 shall not contravene or permit the contravention of any law, by-law or statutory regulation or the conditions of any licence relating to or affecting the occupation of the Leased Premises or the carrying on of the Tenant’s business thereon;

     16.5 shall save as is reasonably required for the proper conduct of the Tenant’s business, not drive or permit to be driven any nails into the floors, walls or ceilings of the Leased Premises;

     16.6 shall not in any manner whatsoever do or permit anything to be done that may be calculated to damage the walls, floors or ceilings or any part of the Leased Premises;

     16.7 shall not install or change or interfere with any electrical, plumbing or air-conditioning installations or equipment in the Leased Premises without the prior written consent of the Landlord and shall ensure that the electricity supply is not overloaded at any time;

     16.8 shall be entitled, from time to time, to erect in the Leased Premises such fixtures and fittings as may be required or necessary for the carrying on of any permitted business therein, provided that –

     16.8.1 such fixtures and fittings shall be of a high standard and in keeping with the general finish of the Building;

     16.8.2 all such fixtures and fittings erected by the Tenant in the Leased Premises shall be removed by the Tenant upon the termination of this Lease;

     16.8.3 any damage caused to the Leased Premises as a result of any such removal shall be made good by the Tenant at the Tenant’s expense;

     16.9 shall not be entitled to affix, paint, erect, install or display any advertising or other signs (including but not limited to neon signs, posters, placards or notices) on the windows, doors, exterior or roof of the Leased Premises of the Building, without the Landlord’s prior written consent. When applying for such consent, the Tenant shall submit to the Landlord in duplicate, plans drawn to scale of each sign or advertisement together with all relevant information relating thereto, including inter alia, details of the size and depth of the letters to be used, the materials to be used and the method of manufacture, illumination and attachment to, or suspension from, the Leased Premises or the Building. The Landlord shall have the right to refuse such consent should the Landlord deem in its sole discretion that any aspect of the sign or advertisement is not in keeping with the Landlord’s signage requirements or with the general signage or aesthetics of the Building. If such consent is given by the Landlord, then:–

OFFMULTI

     16.9.1 the Tenant shall ensure that no damage is done to the Building in the process thereof;

     16.9.2 the Tenant shall keep and maintain any such signs in good, clean and proper working order and condition and shall comply with the requirements of all competent authorities pertaining to such signs. Should the Tenant fail to do so, the Landlord shall be entitled, after giving the Tenant 7 [seven] days written notice, to attend to the signs in such a manner as the Landlord deems necessary and to recover the costs of so doing from the Tenant on demand;

     16.9.3 all such signs shall be removed by the Tenant by no later than the Termination Date of the Lease;

     16.9.4 any damage caused to the Building as a result of any such removal shall be made good by the Tenant at the Tenant’s expense;

     16.9.5 the Tenant indemnifies and holds the Landlord harmless against all claims of whatsoever nature made against the Landlord as a result of the installation, erection or operation of such signs.

     16.10 shall not bring into or place any safe or other article in the Leased Premises or in any part thereof which exceeds the permissible floor loading of the Leased Premises;

     16.11 shall at its own cost clean the inside of the Leased Premises, as well as its signs on the outside of the Leased Premises, and all doors, plate-glass and window frames (on the inside as well as on the outside). Should the Tenant fail to properly clean the Leased Premises or any appurtenances thereof or facilities thereon, the Landlord shall be entitled to arrange for the cleaning thereof and recover the cost thereof from the Tenant, which cost shall be payable on demand;

     16.12 shall not do or permit or cause anything to be done which, in the opinion of the Landlord, constitutes a nuisance or may cause inconvenience to the Landlord or other tenants in or visitors to the Property or which may detract from the general neat appearance of the Property and the Building;

     16.13 shall at all times keep the Leased Premises clean and tidy;

     16.14 shall under no circumstances install, erect or place any machine (including vending machines), apparatus or other advertising media outside the Leased Premises or anywhere on the Building or Property without the Landlord’s prior written consent;

     16.15 shall ensure that all deliveries made for the benefit of the Leased premises are delivered to and through areas of the Building specified by the Landlord;

OFFMULTI

     16.16 shall keep any smoke extractors contained within the Leased Premises free of grease and in good working order;

     16.17 shall not conduct in the Leased Premises any auction, “fire”, “closing down” or “insolvency” or “liquidation” sales;

     16.18 shall replace or make good and repair, as the case may be, at its own expense, any appurtenances, fluorescent bulbs, lamps, bulbs, starters and ballasts used in the Leased Premises, which may have been removed from the Leased Premises howsoever and by whomsoever or which may become damaged or broken or destroyed from time to time during the currency of this Lease and whenever the same may be so removed or destroyed or may become so damaged or broken;

     16.19 shall not install any floor covering, lighting, plumbing, fixtures or shades or make any change to the shop front, install any window covering, awnings, blinds, air-conditioner or light device on or adjacent to the shop front or any window of the Leased Premises without the prior written consent of the Landlord;

     16.20 shall not obstruct or interfere or tamper with any thermostats or air-conditioning appliances in the Leased Premises or the Building;

     16.21 shall not permit the storage of motor vehicles and bicycles, packing cases or goods of any description whatsoever on the pavement of the Property or in the entrance hall, staircase or passage of the Building or in the yard of any portion of the Property;

     16.22 shall not leave or permit to be left any packages, furniture, cycles, handcarts, boxes, bags, papers, rubbish or any other goods or articles on the pavement outside the Building or the Leased Premises or in the entrance hall, service areas, landings, stairways or passages or in any part of the Property other than specific areas allocated to the Tenant for the express purpose concerned, in which area no accumulation of any articles or matters shall be made or permitted by the Tenant;

     16.23 shall maintain any sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved by the Landlord in good order, condition and repair at all times and prior to the termination of the expiry of this Lease remove any such sign, awning, canopy, decoration, lettering, advertising matter and restore the part of the shopping centre or the Leased Premises on which such sign, awning, canopy, decoration, lettering, or advertising matter was erected to the Landlord in a good and proper condition and state of repair;

     16.24 shall not be entitled to install any air-conditioning units in or about the Leased Premises without the prior written consent of the Landlord;

     16.25 shall not be entitled to install in the Leased Premises any electrical computers or other electrical installations or appliances, not amounting to normal accounting and business machines, without the prior written consent of the Landlord;

     16.26 shall not erect any aerial or other similar device on the roof or exterior walls of the Leased Premises of the Building;

OFFMULTI

     16.27 shall not use any tape recorders, television sets, record players, radios, loudspeakers or other similar devices which in the opinion of the Landlord may reasonably be seen as a nuisance in a manner so as to be heard or seen outside the Leased Premises;

     16.28 shall not do or permit to be done in or upon the Leased Premises or the Property or the Building anything which, in the opinion of the Landlord, may be a nuisance or which may in any way interfere with the occupants of other premises in the Building or persons using or visiting the Building, or with the enjoyment of, the occupational use thereof;

     16.29 shall ensure that the decor in the Leased Premises is established and maintained to and the Tenant’s business is conducted in accordance with standards set by the Landlord as being in keeping with the standards appropriate for the Building.

17. INDEMNITY

     Neither the Landlord nor its agents or employees shall be liable for the receipt or non receipt of the delivery or non delivery of goods, postal matter or correspondence, nor shall they be liable for anything which the Tenant or any employee or any client, licensee, visitor or invitee of the Tenant may have deposited or left in the Leased Premises or in any part of the Building. All goods brought by the Tenant onto the Property shall be placed there at its sole risk and no responsibility whatsoever therefore is Undertaken by the Landlord or its agents or employees. The Tenant acknowledges that neither the Landlord or its agents or employees shall in any way be responsible for any loss, theft or damage of any kind to any of the Tenant’s Property whilst contained in the Property. The Tenant indemnifies the Landlord and its agents and employees against claims by its employees, clients, licensees, visitors and invitees in respect of the aforegoing.

18. USE OF JOINT FACILITIES AND COMMON AREAS

     18.1 The Common Areas of the Property shall at all times be subject to the exclusive control and management of the Landlord, and the Landlord, shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. The Landlord shall have the right to construct, maintain and operate lighting facilities wheresoever it decides in the common area and to police the same; from time to time to change the area, location and arrangement of parking areas and other facilities in the common area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; with appropriate provisions for free parking; to close temporarily all or any portion of the parking areas or facilities; to discourage non customer parking; and to do or perform such other acts in and to the common area as in the use of good business judgment the Landlord shall determine to be advisable with a view to an improvement of the convenience and use thereof by the tenants, their officers, agents, employees and customers. The Landlord shall furthermore be entitled to operate, vary and maintain the common area in such a manner as it will in its sole discretion decide.

     18.2 No goods, packing cases, furniture, safes or similar items shall be taken into the passenger lifts of the Building without the prior written consent of the Landlord.

OFFMULTI

     18.3 The Tenant shall have the right of reasonable use, having regard for the rights of other Tenants, of the Common Areas, service roads, loading facilities, side-walks and common area yards, toilets and other conveniences provided by the Landlord on the Property or in the Building.

     18.4 The Common Areas and facilities are used by the Tenant’s, employees or invitees at own risk, and the Landlord shall not be liable for injury to any person or for any damage or loss, however caused, resulting from the use of such conveniences and facilities.

     18.5 if the Tenant, their officers, agents, employees or customers cause any damage to the Common Areas or any part thereof, whether negligently or otherwise, the Tenant shall, at the election of the Landlord, and on written demand from the Landlord, either:

     18.5.1 forthwith at its cost repair the damage caused to the Common Areas or any part thereof, or

     18.5.2 forthwith make payment to the Landlord of the costs of repairing such damage.

19. DRIVEWAYS AND LOADING ZONES

     19.1 The Tenant, its employees or invitees shall not place, or permit to be placed, any obstruction on the driveways, loading zones or parking areas. The loading zones shall be used solely for the loading or unloading of goods. Vehicles shall not be parked in a loading zone except for the loading and unloading of goods.

     19.2 The Tenant shall ensure that its employees and invitees do not obstruct the entrances to the parking areas, lifts, loading zones, driveways on the Property in any way whatsoever.

20. ALTERATIONS AND ADDITIONS

     20.1 Save as set forth elsewhere in this Lease, the Tenant shall not make any alterations or additions whatsoever to the exterior, roof or interior of the Building, the Leased Premises or the Property, without the Landlord’s prior written consent and shall not at any time have any claim against the Landlord for improvements effected to the Leased Premises, the Building or the Property.

     20.2 In the event of it being a condition of any competent authority in respect of the grant or renewal of any licences required by the Tenant to carry on the business for which the Leased Premises are let that the Leased Premises, the Building or the Property shall be altered, added to or renovated, the Landlord shall not be obliged to alter, add or renovate the Leased Premises, the Building or the Property, but the Tenant shall be entitled at its own expense to carry out such alterations, additions or renovations provided that the Landlord’s prior written consent has been obtained, which consent shall not be unreasonably withheld, and that the works are carried out by the Contractor nominated by the Landlord and under the supervision of an Architect nominated by the Landlord, whose fees and charges shall be borne by the Tenant.

OFFMULTI

     20.3 If the consent is given by the Landlord in terms of clauses 20.1 and 20.2, then during the currency of this Lease or any extension thereof, such alterations or additions shall not be removed or altered by the Tenant, and upon the expiration or earlier termination of the Lease:

     20.3.1 If the Tenant is required in writing to do so by the Landlord within 30 [THIRTY] days prior to that expiration or termination, the Tenant shall remove the said alterations and additions and reinstate the Building and/or the Leased Premises in question, at the Tenant’s costs, to their same condition (fair wear and tear excepted) as they were prior to the carrying out of such alterations or additions, and if the Tenant fails to do so after notice as aforesaid, the Landlord shall be entitled to remove the said alterations or additions and reinstate the Building and/or the Leased Premises as aforesaid at the Tenant’s cost.

     20.3.2 If the Landlord does not exercise its rights in terms of 20.3.1, the said additions or alterations shall not be removed by the Tenant but shall become the Landlord’s Property and no compensation therefore shall be paid by the Landlord.

     20.4 In the event of any dispute arising as to whether any alteration or addition is structural, nonstructural or merely a fixture or fitting, a certificate of any Architect appointed by the Landlord shall be final and binding on both the Landlord and the Tenant.

     20.5 If the Tenant effects any alterations and/or additions to the Building, the Leased Premises or the Property without the Landlord’s prior written consent, the Landlord shall be entitled to deem such consent as has been given and to exercise its rights in terms of 20.3.

     20.6 If the Tenant is obliged by the Landlord to remove any alterations and additions and reinstate the Leased Premises, the Building or the Property and, for the purpose of so doing, the Tenant remains in occupation of the Leased Premises after expiry of this Lease, then the Tenant shall be liable, in addition to any other claims for damages which the Landlord may have against the Tenant in terms of this Lease or in law, to make payment to the Landlord, as liquidated damages, of an amount equivalent to the monthly rental due for the last month of the Lease prior to the termination, together with all other charges as referred to in 7 and 8 of the Lease, for each month that the Tenant remains in occupation, until such time as the Leased Premises are returned to the Landlord and any such further damages as may accrue to the Landlord arising therefrom.

     20.7 If the Landlord has contributed towards the actual cost of the installations at the Leased Premises (either by paying such costs or by tendering a rent-free period to the Tenant) or reimbursed the Tenant for the costs of installations as may be agreed between the Landlord and the Tenant, the Tenant shall, if the Lease is cancelled or terminated for any reason whatsoever prior to the expiry of the full period thereof, refund to the Landlord, on demand, an amount calculated in accordance with the following formula:

               A x B ÷ C Where:

               “A” is the amount paid by the Landlord to the Tenant or the amount that the Landlord has contributed on behalf of the Tenant and/or the monetary equivalent of the rent-free period tendered to the Tenant;

OFFMULTI

               “B” is the number of months, or part thereof, reckoned from the cancellation or termination dates to the expiry date of the Lease, and

               “C” is the number of months contained in the full period of the Lease.

     20.8 All alterations and additions and the installation of fixtures and fittings referred to in clauses 20.1 and 20.2 above, together with the installation of any Tenant’s signs, graphics or equipment in the Leased Premises or the Building shall be known as “Tenant’s work”, and shall be done in accordance with the following conditions:

     20.8.1 Approval required for all alternations, additions and signage from the local authority at the Tenant’s cost including an occupation certificate.

     20.8.2 All Tenant’s work shall be done at the Tenant’s expense, and shall be executed in accordance with drawings and specifications approved by the Landlord. The work shall be done by Contractors and Sub-contractors approved by the Landlord, which Contractors and Sub-contractors shall comply with such rules and regulations as to safety, administration and co-ordination as the Landlord may stipulate.

     20.8.3 The Contractors referred to in clause 20.8.2 and the suppliers of materials required for the Tenant’s work shall be the Tenant’s Contractors and suppliers and Sub-contractors referred to in clause 20.8.2 shall be the said Contractor’s Subcontractors.

                 All the said Contractors and Sub-contractors and suppliers shall give a complete waiver of any liens to which they may be entitled.

                 There shall be no conflict due to or arising from the Tenant’s work with any contract to which the Landlord or its Contractors and Sub-contractors may be parties. In the event of any such conflict the Tenant shall remove its Contractors and Sub-contractors from the Leased Premises and the Building to the extent necessary to remove the conflict.

     20.8.4 Should the Landlord elect or agree to cause its Contractors and Subcontractors to do Tenant’s work on the Tenant’s behalf and at the Tenant’s expense, a certificate signed by a duly authorised representative of the Landlord, reflecting the cost of such work, which cost shall include the fees and disbursements of any professional consultants appointed by the Landlord to supervise the work, shall be prima facie proof and shall be paid by the Tenant on demand within 7 [seven] days of completion of the work as certified by the Landlord’s duly authorised representative.

     20.8.5 The Tenant shall keep and maintain at its own cost all Tenant’s work in good order and condition and the Tenant shall be liable to pay to the Landlord any additional local authority rates and taxes and/or insurance premiums levied or charged as a result of the said Tenant’s work.

     20.8.6 The Tenant shall not make any structural alterations and/or additions to the Leased Premises without the Landlord’s prior written consent and shall not at any time have any claim against the Landlord for improvements effected to the Leased Premises of the Building.

OFFMULTI

     20.8.7 If a dispute arises as to whether any alteration or addition is structural, non-structural or merely a fixture or fitting, a certificate of an Architect appointed by the Landlord shall be final and binding on both the Landlord and the Tenant.

     20.8.8 Notwithstanding the above, the Landlord may elect that the Tenant reinstate the Leased Premises to its basic condition at the Tenant’s expense. Failing which the Landlord may effect such work and claim the expense from the Tenant. A certificate issued by the agent of the Landlord shall be prima facie proof of such costs incurred.

     20.8.9 If any damage of whatsoever nature is caused to the Building or any part thereof arising out of any alternation or addition or installation effected by the Tenant to the Premises (“the works”), whether or not consent is given by the Landlord in terms of clauses 20.1 and 20.2, the Tenant shall be liable for and make payment to the Landlord on receipt of written demand of the cost incurred by the Landlord in repairing such damage. In the event of any dispute arising as to whether the damage to the Building or any part thereof has been caused by the Tenant or in respect of the costs incurred (or to be incurred) by the Landlord in repairing such damage, the decision of any Architect appointed by the Landlord, who shall act as expert and not as arbitrator, shall be final and binding on both the Landlord and the Tenant.

21. THE LANDLORD’S GENERAL RIGHTS AND DUTIES

The Landlord –

     21.1 shall be entitled at all times during the period of this Lease to complete the Building on the Property and to effect any repairs, alterations, improvements and additions to the said Building, and for such purpose to erect Building equipment anywhere on the Property or in the Building (including the Leased Premises) and also such devices as may be required by law or which the Landlord’s Architects may certify to be reasonably necessary for the protection of any person against injury arising out the Building operations, in such manner as may be reasonably necessary for the purpose of any of the works aforesaid. The Landlord shall further be entitled by itself or through its workmen, Contractors or agents, but subject to prior arrangements with the Tenant and with due regard to the Tenant security requirements to all such rights of access to any portion of the Leased Premises as may be reasonably necessary for the purpose aforesaid. In exercising its above rights, the Landlord shall use its best endeavours to cause as little interference as reasonably possible with the Tenant’s occupation of the Leased Premises. The Tenant shall not be entitled to any remission of rental, compensation or damage by reason of the exercise by the Landlord of its rights under this clause.

     21.2 shall arrange the maintenance and servicing of any air-conditioning plant servicing the common areas, lifts or escalators servicing the Building (but not exclusively the Leased Premises), hoists, fire hose reels and/or sprinkler systems (where applicable) serving the Building (but not exclusively the Leased Premises) and shall be entitled, notwithstanding the provisions of clause 21.1 by itself or through its workman or agent without reasonable notice, to suspend the operation thereof in order to effect the required maintenance or servicing or for any other similar purpose, provided that the Landlord shall exercise its rights in terms hereof, with as little inconvenience to the Tenant as reasonably possible. The Tenant shall not be entitled to any remission of rental, compensation or damage by reason of the exercise by the Landlord of its rights under this clause.

OFFMULTI

     21.3 may, in the event of the Leased Premises being air-conditioned by means of an air-conditioning plant controlled by the Landlord, from time to time establish, and the Tenant will conform to, such rules and regulations relating to the switching on and off of the air-conditioning plant as the Landlord shall advise the Tenant in writing.

     21.4 shall maintain:

     21.4.1 the exterior of the Leased Premises (excluding advertising signs, window panels, shop fronts and the Tenant exclusive use areas), as well as the main exterior walls and roofs of the Building in good order and condition;

     21.4.2 and repair the Common Areas of the Building, unless the necessity for such repairs arises from any negligent or willful conduct on the part of the Tenant, its servants, invitees or agents.

     21.5 shall not unnecessarily interfere, having regard for the work being undertaken in terms of clauses 21.1, 21.2 and 21.3, with the carrying on of the Tenant’s business in the Leased Premises during the carrying out of the work referred to in clauses 21.1, 21.2 and 21.3 and shall carry out same as quickly as possible in the circumstances and shall use its best endeavours to cause as little interference as reasonably possible with the Tenant’s occupation of the Leased Premises, but notwithstanding the aforegoing, the Tenant nevertheless agrees and acknowledges that notwithstanding any inconvenience it may suffer or loss of beneficial occupation of the Leased Premises which it may sustain as a result of any Building operations as referred to in clauses 21.1, 21.2 and 21.3 or delay in the completion thereof, it shall have no claim or right of action for damages whatsoever or otherwise against the Landlord, its builders, workmen and agents, nor shall it be entitled to any remission of rental from the Landlord and further the provisions of clause 22 shall apply mutatis mutandis;

     21.6 shall be entitled by prior arrangement with the Tenant to show the Leased Premises to prospective tenants or purchasers of the Leased Premises or the Property, or purchasers of the share capital of the Landlord at all reasonable times;

     21.7 shall be entitled to affix to and show on the windows of the Leased Premises or elsewhere thereon “TO LET” notices during the period of 3 (three) months immediately preceding the termination of this Lease or any time thereafter should the Tenant remain in occupation of the Leased Premises, and during such period or time, any incoming Tenant shall be entitled to exhibit on the windows or doors of the Leased Premises any notice that may be required in connection with any applications for any licence to carry on business in the Leased Premises;

OFFMULTI

     21.8 shall be entitled to inspect the interior and exterior of the Leased Premises at ail reasonable times;

     21.9 shall not be obliged to provide hot water, cleaning, air-conditioning or other services to the Leased Premises or the Building;

     21.10 shall be entitled at any time during the currency of this Lease to change the name of the Building, provided that the Landlord shall give the Tenant at least 30 (thirty) days, advance notice of the change in name of the Building;

     21.11 shall have the right from time to time to make, prescribe and from time to time vary, amend or add to rules and regulations governing –

     21.11.1 the relationship between occupants of the Building with regard to any joint or common facilities which may exist in the Building and the use of joint, common or open spaces within the Building;

     21.11.2 fire prevention and emergency procedures;

     21.11.3 the establishment and maintenance of security installations and procedures;

     21.11.4 such matters which generally affect the administration of the Building and the facilities therein;

     and the Tenant undertakes, having regard for the terms and conditions stated in this clause, to observe the said rules and regulations from time to time in force and generally in conducting its business upon the Leased Premises in terms thereof to give due consideration to the use and enjoyment of the Building by other tenants, customers and employees. Notwithstanding the aforegoing, the Tenant shall not be entitled to claim any right of use or enjoyment in respect of any such facilities or areas in the Building, unless specific provision is made therefore in this Lease. The Tenant agrees to be bound by such prescribed rules as amended or varied, provided that such rules do not conflict with the provisions of this agreement. The said rules, including any additions or amendments thereto, shall only be binding upon the Tenant once submitted to the Tenant in writing.

22. LIMITATION OF LIABILITY

     22.1 The Tenant, notwithstanding anything to the contrary contained herein, shall not under any circumstances have any claim of any nature whatsoever and howsoever arising, whether for any loss (including the loss of profits), damages, remission of rental, cancellation of this Lease or otherwise against the Landlord, its employees, directors, agents or independent Contractor (on whose behalf the Landlord is contracting in terms hereof) which, without limiting the generality thereof:

22.1.1 are caused as a result of:

OFFMULTI

     22.1.1.1 the Landlord changing the name of the Building, subject to it having complied with the provisions of clause 21.10; or

     22.1.1.2 any failure on the part of the Landlord to carry out any work or of any latent defect, or as a result of any latent or patent defect in the Leased Premises or arising from any other cause whatsoever, including negligence of the Landlord, its employees or agents, or

     22.1.1.3 any interruption in the supply of wafer, electricity, heating, lifts or any other service howsoever caused, including but without limiting the generality of the aforegoing, any interruption due to any act or omission on the part of the Landlord, its employees or agents, or

     22.1.2 are in respect of any loss or damage caused to the business of the Tenant, stock in trade, furniture, equipment, installations, records or any other articles or assets of any nature whatsoever kept in the Leased Premises or the Building or on the Property by the Tenant, its employees, directors, agents or invitees or in regard to the Tenant’s business or any consequential loss (including loss of profits) suffered by the Tenant, its employees, directors, agents or invitees or loss of life and/or injury to person caused to or sustained by any person whomsoever in the Leased Premises or to the Tenant, its employees, directors, agents, invitees or visitors on, about, or in the Leased Premises, the Building or the Property as a result of rain, water seepage or leakage howsoever occurring, or any fault in the plumbing works or any electrical fault or as a result of hail, lightning, fire, theft, riot or civil commotion, or as a result of vis majeur or causus fortuitous or for any other reason whatsoever. The Tenant indemnifies the Landlord, its employees, directors, agents or independent Contractors against any claims in respect of any such loss, damage, injury or loss of life, or expense, howsoever arising, including legal costs on an attorney and client scale, which may be demanded from any one or more of such parties;

     22.2 All the provisions of this clause 22 shall apply and be fully operative notwithstanding that any loss, damage, injury or loss of life hereinbefore referred to may occur or be sustained in consequence of anything done or omitted by the Landlord or any of its employees, directors, agents or independent Contractors, whether negligently or otherwise, howsoever, and notwithstanding that the Landlord may have been in breach of any of its obligations hereunder.

23. RESPONSIBILITY FOR ELECTRICAL INSTALLATIONS

     23.1 The Landlord agrees that, unless the Tenant has previously occupied the Leased Premises, it shall at the commencement of the lease be responsible for procuring the issue of a valid certificate of compliance in respect of the electrical installations in the Leased Premises as contemplated in Government Notice R2920 of 23 October 1992, Government Gazette 14350, page 12.

     23.2 The Tenant agrees that it shall be responsible for:

OFFMULTI

     23.2.1 the safety, safe use and maintenance of electrical installations in the Leased Premises;

     23.2.2 the safety of the conductors connecting the electrical installations to the point of supply;

     23.2.3 if called upon to do so by the Landlord procuring the issue by an electrical Contractor approved by the Landlord of a valid certificate of compliance in respect of the Tenant’s electrical installations in the Leased Premises as contemplated in Government Notice R2920 of 23 October 1992, Government Gazette 14350, page 12,

     23.2.4 at the termination of the lease or any extensions thereto procuring the issue by an electrical Contractor approved by the Landlord of a valid certificate of compliance in respect of the electrical installations in the Leased Premises as contemplated in Government Notice R2920 of 23 October 1992, Government Gazette 14350, page 12.

24. DAMAGE TO OR DESTRUCTION OF LEASED PREMISES

     24.1 The Landlord shall be entitled to cancel the Lease if:

     24.1.1 the Leased Premises are destroyed or damaged to such an extent as to be rendered substantially untenantable; or

     24.1.2 there is such damage to the Building that although clause 24.1.1 does not apply, the Leased Premises have been rendered substantially untenantable because of absence of access to or a supply of any necessary service or amenity to the Leased Premises; or

     24.1.3 there is damage to the Building or part thereof, whether or not the Leased Premises are involved, and the Landlord determines to put an end to the Lease in order to reconstruct or to renovate the Building, or any part of the Building which includes or affects the Leased Premises.

     24.2 For the purpose of clauses 24.1.1 and 24.1.2, the Leased Premises shall be considered to have been rendered substantially untenantable if in the circumstances –

     24.2.1 the Landlord would not reasonably be able to reinstate the Leased Premises or the said access, services or amenities to the Leased Premises within a period of 3 [THREE] months from the date of the occurrence giving rise to the destruction of or the damage to the Building or the Leased Premises; or

     24.2.2 if the reasonable cost of reinstating the Leased Premises or of restoring the said access, services or amenities to the Leased Premises is greater than an amount equal to the product of 12 [TWELVE] x the monthly rental payable by the Tenant in terms of this Lease;

OFFMULTI

     24.3 Any cancellation under 24.1.1 shall be by notice given by the Landlord to the Tenant within 30 [THIRTY] days of the taking place of the events referred to therein, giving rise to the cancellation, provided that in the case of notice given in terms of clause 24.1.1 or clause 24.1.2, such notice shall be deemed to be effective as from the date on which the damage or destruction, as the case may be, took place and in the case of notice given in terms of clause 24.1.3, such notice shall be deemed to be effected on the last day of the calendar month following the month on which such notice is given.

     24.4 If –

     24.4.1 there is damage to the Leased Premises or to the Building so as to affect the enjoyment of the Leased Premises, but not to such extent as to entitle the Landlord to cancel the Lease under 24.1. ; or

     24.4.2 the Landlord does not exercise its right to cancel under clause 24.1 or be entitled to do so;

     then the Tenant shall be entitled to a remission of rental for the period during which and to the extent to which it is deprived of beneficial occupation and enjoyment of the Leased Premises, and the Landlord shall be obliged to undertake as expeditiously as possible, the reinstatement of the Leased Premises or the restoration of the access or the amenities or services to the Leased Premises, as the case may be.

      24.5 If there is any dispute as to –

     24.5.1 whether the Leased Premises have been rendered substantially untenantable; or

     24.5.2 the amount of the remission of rental and/or the extent to which the Tenant is deprived of beneficial occupation and enjoyment of the Leased Premises;

                the decision of Architects appointed by the Landlord, who will act as experts and not as arbitrators, and who shall determine the liability for the charges which shall be paid accordingly, shall be final and binding upon the parties.

     24.6 In no circumstances shall the Tenant have any claim against the Landlord arising out of the damage to or destruction of the Building or any part thereof, or the resultant loss of beneficial occupation of the Leased Premises.

25. REMEDIES FOR BREACH AND CANCELLATION

     25.1 If –

     25.1.1 the Tenant fails to pay any rent or other amount due by it to the Landlord under this Lease on due date; or

     25.1.2 the Tenant commits any other breach of this Lease which is incapable of being remedied; or

OFFMULTI

     25.1.3 the Tenant commits any other breach of this Lease and fails to rectify that breach within 7 (seven) days after written notice requiring rectification, provided that no such notice shall be necessary in the case of a second or subsequent breach of the same nature during the same calendar year; or

     25.1.4 the Tenant consistently breaches this Lease so as to justify the inference that the Tenant’s conduct is inconsistent with an intention or an ability to comply therewith; or

     25.1.5 the Tenant is placed in liquidation or under judicial management, whether provisionally finally; or

     25.1.6 the Tenant, being a natural person, is sequestrated, whether provisionally or finally; or

     25.1.7 the Tenant undergoes a change [without the prior written consent of the Landlord] of controlling shareholder/s, or a change of controlling member/s so that the shareholder/s or member/s who were in effective control when the Lease was signed, are no longer in effective control;

     25.1.8 the Tenant allows any judgment against it to remain unsatisfied for a period of 7 (seven) days or longer;

     25.1.9 any guarantor in terms of any suretyship granted in favour of the Landlord with respect to any of the tenant’s obligations under this Lease should:

     25.1.9.1 if an individual dies or is sequestrated or ceases to reside permanently in the Republic of South Africa or, in the case of a company, be wound up or placed under judicial management [in either case whether provisionally or otherwise]; or

     25.1.9.2 lawfully withdraw such suretyship and the Tenant within 21 [TWENTY ONE] days after notice to it by the Landlord fails to furnish the Landlord with a suretyship in replacement to the satisfaction of the Landlord;

     then, and on the happening of any of such events, the Landlord shall have the right, without prejudice to and in addition to any other rights which it may have at law and in its sole discretion, either:

     25.1.9.3 to cancel this Lease and to retake possession of the Leased Premises or without prejudice to its claim for arrears of rent and/or damages which it may have suffered by reason of the tenant’s breach or of the premature cancellation; or

     25.1.9.4 to convert this Lease to one in which the Landlord [but not the Tenant who shall continue to be bound for the full period of the Lease] shall be entitled to terminate by giving 1 [one] month’s written notice to the Tenant, the remaining terms and conditions being otherwise unaffected, but without prejudice to the Landlord’s claim for arrear rent and/or damages which it may have suffered by reason of the Tenant’s breach or of the premature cancellation.

OFFMULTI

     25.2 While for any reason or on any grounds, the Tenant occupies the Leased Premises and the Landlord disputes its right to do so, then, until the dispute is resolved whether by settlement, arbitration or litigation, the Tenant (notwithstanding that the Landlord may contend that this Lease is no longer in force) shall, without prejudice to its rights; –

     25.2.1 continue to pay amounts equivalent to the rental and other amounts provided for in this Lease on the due dates stipulated herein and the Landlord shall be entitled to accept and recover such payments (whether tendered as rental or otherwise), and such payments and the acceptance thereof shall be without prejudice to and shall not in any way whatsoever affect the Landlord’s claim then in dispute and if the dispute is resolved in favour of the Landlord, the payments made and received in terms of this clause shall be deemed to be amounts paid by the Tenant on account of damages suffered by the Landlord by reason of the unlawful occupation or holding over by the Tenant;

     25.2.2 comply with all its further obligations provided for in this Lease mutatis mutandis.

     25.3 At the option of the Landlord, any action or application concerning or arising out of this Lease may be brought in any Magistrate’s Court having jurisdiction in terms of Section 28 of the Magistrate’s Court Act, no. 32 of 1944, as amended, in respect of the Tenant, notwithstanding that the amount in issue may exceed the jurisdiction of such Court.

26. GENERAL

     26.1 This Lease constitutes the whole agreement between the parties and no warranties or representations, whether express or implied, not stated herein shall be binding on the parties. The Tenant agrees that it shall have no claim whatsoever for rectification of any of the provisions of this Lease.

     26.2 No agreement at variance with the terms and conditions of this Lease and no consensual cancellation hereof or of any of the terms hereof shall be binding on the parties unless reduced to a written agreement signed by or on behalf of the parties.

     26.3 No relaxation or indulgence which the Landlord may show to the Tenant shall in any way prejudice or be deemed to be a waiver of its rights hereunder and, in particular, no acceptance by the Landlord of rent after due date (whether on one or more occasion) nor any other act or omission by the Landlord or its servants shall preclude or stop it from exercising any rights enjoyed by it hereunder by reason of any subsequent payment not being made strictly on due date or by reason of any subsequent breach by the Tenant.

     26.4 Unless otherwise stated by the Landlord in writing, the receipt by the Landlord or its agent of any rent or other payment shall in no way whatsoever prejudice the Landlord or operate as a waiver, rescission or abandonment of any cancellation or rights of cancellation effected or acquired prior to such receipt.

OFFMULTI

     26.5 The Landlord shall be entitled in its sole and absolute discretion to apportion any payments received from the Tenant towards payment of any cause of debt or amount owing by the Tenant to the Landlord whatsoever.

     26.6 Without prejudice to and in addition to the other rights and remedies of the Landlord, the Tenant shall pay to the Landlord interest on any monies due, but unpaid by the Tenant to the Landlord in terms of this Lease, such interest to be calculated at the rate of 5% (five per centum) above the Prime Rate, calculated daily and compounded monthly in arrears from the due date for payment of the monies in respect of which the interest is chargeable until the payment of such monies in full.

     26.7 The provisions of clauses 26.1, 26.2 and 26.3 shall apply mutatis mutandis to any agreement, Bills of Exchange or other document issued in terms of or pursuant to this agreement.

     26.8 Should any dispute arise between the Landlord and the Tenant as to whether the Landlord has unreasonably withheld its consent or approval in any case where this Lease precludes the Landlord from withholding its consent or approval unreasonably, the onus shall be on the Tenant to prove that the Landlord has withheld its consent or approval unreasonably and, in any other case whether the Landlord is not expressly precluded from withholding its consent or approval unreasonably, then the granting of same shall be within the Landlord’s discretion and it shall not be required to furnish any reason for refusing such consent or approval. If any party may not withhold its consent unreasonably, it undertakes to give such consent within a reasonable time.

     26.9 The Landlord shall at its sole and absolute discretion be entitled to cede and assign all its right, title and interest from time to time in terms of this Lease and assign performance of any of its obligations in terms of this Lease to any person, company or other legal entity without reference to the Tenant and without obtaining the Tenant’s consent.

27. REMEDIAL ACTION BY THE LANDLORD

     Should the Tenant at any time fail to comply with any of its obligations in terms of this Lease, the Landlord shall be entitled to enter upon the Leased Premises and on behalf of the Tenant to take the necessary remedial measures at the cost of the Tenant, without prejudice and in addition to the Landlord’s rights in terms hereof arising from the Tenant’s breach in question. For purposes of entering upon the Leased Premises and taking such necessary remedial measures, the Landlord is hereby appointed the Tenant’s attorney and agent in rem suam and the Tenant undertakes to indemnify the Landlord in respect of any cost or expense incurred by it in the course of such agency.

28. DOMICILIA CITANDI ET EXECUTANDI

     28.1 The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:

28.1.1 the Landlord: the address set out in the Schedule hereto;

OFFMULTI

28.1.2 the Tenant: the address set out in the Schedule hereto.

     28.2 Any notice or communication required or permitted to be given in terms of this agreement, shall be valid and effective only if in writing.

     28.3 Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs in the Republic of South Africa or its postal address or its facsimile number, provided that change shall become effective on the 7th [SEVENTH] business day from the deemed receipt of the notice by the other party.

     28.4 Any notice to a party–

     28.4.1 sent by prepaid registered post [by airmail if appropriate] in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered, shall be deemed to have been received on the 5th [FIFTH] business day after posting [unless the contrary is proved]; or

     28.4.2 delivered by hand during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery;

     28.4.3 sent by telefax to its chosen facsimile number stipulated in clause 5.3 of the Schedule, shall be deemed to have been received on the date of despatch unless the contrary is proved.

     28.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

29. COSTS

     29.1 The costs of and incidental to –

     29.1.1 the negotiation and preparation of this Lease (“the lease fees”) and the negotiation and preparation of any addenda or renewals to this Lease,

     29.1.2 all stamp duties payable in terms of this Lease, and/or in connection with any renewal or extension of this Lease; as well as for any increases in stamp duty that may from time to time become payable to the relevant authorities, and

     29.1.3 the preparation of any deed of suretyship required by the Landlord in connection with this Lease, together with any stamp duty thereon;

     shall be borne by the Tenant and paid upon demand.

OFFMULTI

     29.2 In the event of the Landlord instructing its attorneys to take measures for the enforcement of any of the Landlord’s rights under this Lease, the Tenant shall pay to the Landlord such collection charges and other legal costs, on an attorney and client basis, as shall be lawfully charged by such attorneys to the Landlord, on demand made therefore by the Landlord.

30. JOINT AND SEVERAL LIABILITY

     The liability of the parties comprising the Tenant shall be joint and several vis a vis the Landlord.

31. DEPOSIT

     31.1 The Tenant shall on the signing hereof pay the deposit stated in 2.1 of the schedule. The Landlord shall have the right to apply the whole or any portion thereof towards payment of any amount/s due in terms of this Lease whatsoever, key replacements, renovations or any liability of whatsoever nature for which the Tenant is responsible. If the whole or any portion of the deposit is so applied, the Landlord shall notify the Tenant in writing and the Tenant shall immediately reinstate the deposit to its original amounts. The Landlord shall be entitled from time to time to require an additional deposit to bring the deposit up to the equivalent of the amount reflected in item 2.1 of the schedule page, which additional deposit shall be payable on written demand. The deposit shall be retained by the Landlord or its agents for a period of at least 3 (three) months after expiry of this Lease or any renewal thereof, the vacating of the Leased Premises by the Tenant and the complete discharge of all the Tenant’s obligations to the Landlord arising from this Lease. The Tenant shall not be entitled to set off against the deposit of any rental or other amount payable by it. No interest will be repayable on the deposit.

     31.2 In lieu of a cash deposit in terms of this clause, the Tenant may submit an unconditional and irrevocable bank guarantee for an equivalent amount, which acceptance of such guarantee is at the sole and absolute discretion of the Landlord.

32. SURETYSHIP

     The Tenant shall, simultaneously with signature hereof, deliver to the Landlord a deed of suretyship executed by the surety identified in item 2.2 of the Schedule. The terms of such deed of suretyship shall be in accordance with the specimen deed of suretyship, which the Landlord shall furnish to the Tenant for signature by the surety, prior to execution of this agreement.

33. TERMS SEPARATE AND SEVERABLE

     Notwithstanding anything to the contrary herein contained or implied by law each and every term and condition (“term”), including in particular but not limited to items of expenditure for which the Tenant is liable, shall be deemed to be separate and severable from the other terms hereof. If any term is found by any court of competent jurisdiction to be vague or invalid or unenforceable, that term shall be treated as pro non scripto and shall in no way affect the validity of the remaining terms and provisions hereof.

OFFMULTI

34. DEBIT AUTHORIZATION

     The Tenant shall complete and sign in favour of the Landlord the letters of authorization attached to this Lease simultaneously with entering into this Lease.

35. SALE OF THE PROPERTY TO A THIRD PARTY

     35.1 Should the Landlord at any time, during the currency of this Lease, sell the Property to a third party (“the third party purchaser”) the Tenant agrees –

     35.1.1 that it shall not, due to or arising out of the sale of the Property by the Landlord to the third party purchaser, be entitled to cancel this Lease and the Lease agreement shall remain of full force and effect and shall be binding on the Tenant, notwithstanding the sale of the Property to the third party purchaser;

     35.1.2 and undertakes to fulfill all of its obligations under the Lease to the third party purchaser; and

     35.1.3 that upon a sale referred to aforesaid, the Landlord shall be deemed to have ceded all of its rights and delegated ail of its obligations under the Lease to the third party purchaser and the Tenant, by its signature hereto, shall be deemed to have consented to the cession and delegation referred to aforesaid.

36. REBUILDING AMD EXTENSION

     36.1 The Landlord may terminate this Lease or any renewal thereof by giving the Tenant 6 [six] months written notice to such effect in all or any of the following circumstances:

     36.1.1 should the Landlord or its successor in title wish to demolish the Building; or

     36.1.2 should the Landlord or its successors in title wish to reconstruct and/or redevelop and/or renovate the Building, provided always that such reconstruction and/or redevelopment and/or renovation be of a substantial and/or major nature.

     36.2 The Landlord shall, however, have the right at any time to commence the reconstruction and/or redevelopment and/or renovation of the Building, other than the Leased Premises, and these operations may proceed while the Tenant is in occupation of the Leased Premises.

     36.3 Notwithstanding the implementation of any work as contemplated in clause 36.2 above, the Tenant shall have no right to object to such work or to claim any rebate of rental during the period on which the said work may be in progress, nor shall the Tenant have any claim for damages of whatsoever nature by reason of the earlier termination of this Lease as provided for in clause 36,1 above.

     36.4 The Landlord may extend or change the Building at any time without giving the Tenant notice to such effect. The Tenant may under no circumstances object to the proposed extension or any rezoning application. Notwithstanding the implementation of any work as contemplated in this clause 36.4, the Tenant shall have no right to claim any rebate of rental during or after the period in which the said work may be in progress, nor shall the Tenant have any claim for damages of whatsoever nature.

OFFMULTI

37. RELOCATION

     37.1 The Landlord shall be entitled at any time prior to the Commencement Date or during the currency of this Lease to offer to the Tenant reasonably comparative alternative premises elsewhere in the Building [“the alternative premises”]. Notice of such offer shall be given to the Tenant stating the asking rental that will be payable for the alternative premises and the date upon which the same will be available (which date in the case of relocation after the commencement of this Lease will not be less than 6 [six] months after the date of such notice). The offer shall further state the amount which the Landlord offers the Tenant as a reasonable contribution to the Tenant’s moving costs. The rental and moving costs shall be subject to the arbitration or adjudication as referred to below in this clause 37.

     37.2 Should such offer be accepted the Tenant will move to alternative premises on the date stated in the notice and all the provisions of this Lease will thereafter apply to the alternative premises mutatis mutandis other than the basic rental which in the absence of agreement between the parties before the expiry of the time stated in the offer for acceptance, shall be the then current market rental appropriate to the premises of the nature of the alternative premises as determined by an Independent Valuer appointed by the parties jointly, but in whose absence of agreement on the appointment of such Valuer, by the President of the South African Institute of Valuers, for that purpose, which Valuer shall act as an expert, not as arbitrator. The decision of such Valuer, both as to findings and as to costs, shall be binding on the Landlord and Tenant. Such Valuer shall render his decision within two weeks of hearing evidence and/or receiving written statements of case from the parties, which parties shall co-operate to have the matter heard expeditiously. The Valuer shall not be bound by the Arbitration Act. The provisions of this clause shall apply mutatis mutandis to the Tenant’s moving costs, in the absence of agreement thereon.

     37.3 Should the alternative premises be premises existing at the time the Leased Premises stated in 1.3 of the Schedule were occupied by the Tenant, then the basic monthly and turnover rates stipulated or calculable herein shall remain unchanged but if the alternative premises are newly constructed, such Valuer, in the absence of agreement between the parties, shall determine also the then prevailing market rates of rental and escalation and turnover rental for the alternative premises.

     37.4 Should the Tenant fail to accept such offer within 14 [fourteen] days of its having been made or within 14 [fourteen] days of the date of final determination by the Valuer as in this clause 37 set out, the Landlord shall be entitled to terminate this Lease upon not less than 6 [six] months notice to that effect.

OFFMULTI

38. POSITION OF SIGNATORIES

     38.1 In the event of the signatories to this Lease Agreement acting as agents/trustees for a company or close corporation, then it is agreed that, if:

     38.1.1 such company or close corporation is not registered within 21 [TWENTY ONE] days after the conclusion of this Lease; or

     38.1.2 it having been so registered, does not adopt or ratify this Lease without modification within 10 [TEN] days after such registration; or

     38.1.3 having so adopted or ratified this Lease, it does not within 10 [TEN] days thereafter give written notice to the Landlord of its registration number and of the adoption and ratification of this Lease accompanied by a certified copy of the resolution recording the same;

     then the signatories shall, jointly and severally, be the Tenant in their personal capacities.

     38.2 If the company or close corporation referred to in 38.1 is registered within 21 [TWENTY ONE] days after the conclusion of this Lease and adopts or ratifies this Lease without modification within 10 [TEN] days after such registration, all references to the Tenant in this Lease shall be a reference to such company or close corporation.

     38.3 In the event of 38.2 applying, the signatories by their signature hereto, hereby agree that they shall be bound as sureties for and co-principal debtors with the Tenant for all obligations of the Tenant under this Lease and for the payment of all damages for which the Tenant may become liable to the Landlord in consequence of any breach of this Lease by the Tenant or any cancellation of this Lease attributable to any such breach.

     38.4 Without in any way derogating from the obligations undertaken by the signatories in 38.3, the signatories agree to sign such further documents as the Landlord may require.

     38.5 In connection with the obligations undertaken by the signatories in terms of clause 38.3 –

     38.5.1 the signatories choose their domicilium citandi et executandi at the addresses set out in the Schedule hereto,

     38.5.2 the signatories hereby agree that no indulgence extended by the Landlord to the Tenant shall discharge them from liability to the Landlord under clause 38.

39. PARKING

     39.1 PARKING BAYS

OFFMULTI

     The Landlord shall make available to the Tenant the number of parking bays indicated in clause 1.9.1 of the Schedule. The Landlord shall from time to time, and in its sole discretion, determine which parking bays the Tenant shall be permitted to use. The Tenant shall not be entitled to erect any kind of “reserved” notice on any parking bay.

39.2 CONSIDERATION

     The consideration payable by the Tenant to the Landlord in respect of each of the parking bays available to the Tenant shall be as stipulated in clause 1.9.3 of the Schedule and shall be payable monthly in advance by no later than the first day of each month and in accordance with clauses 5.2 and 5.3 of the Lease.

39.3 RULES AND CONTROLS

     The Landlord shall from time to time be entitled to:

     39.3.1 determine the hours to which the Tenant’s rights hereunder may be restricted, different hours may be fixed for different days and parking on Saturdays and/or Sundays may be excluded;

     39.3.2 make and vary rules governing the use of the parking areas on the Property; the Tenant undertakes to observe all such rules and to ensure their observance by the Tenant’s employees, officers, invitees, agents and/or visitors as if they were terms and conditions of this Lease;

     39.3.3 install an electrical/mechanical parking control system, and in such event to levy reasonable charges and deposits for each coded card keys issued to the Tenant;

     39.3.4 cede and assign its rights and obligations in terms of this Annexure to any person, company or other legal entity without reference to the Tenant.

39.4 INDEMNITY

     The Tenant hereby indemnifies the Landlord and every employee, agent, representative or assignee of the Landlord and holds them and each of them harmless against any claim by the Tenant or its employees, officers, invitees, agents and/or visitors in respect of damage or loss of Property or personal injury arising from or directly or indirectly related to the use of parking bays on the Property; all vehicles admitted to the parking are solely at the risk of the Tenant.

OFFMULTI

SIGNED at Rosebank on 8th day of November 2007

/x/ Herman G. Kotzé
AS WITNESS	Duly authorised (THE TENANT)

HERMAN G. KOTZÉ
Print Name: (WITNESS)	Print Name: (THE TENANT)

SIGNED at _________________________on _____________day of ______________200_

AS WITNESS	Duly authorised (THE LANDLORD)

Print Name: (WITNESS)	Print Name: (THE LANDLORD)

ANNEXURE 6.2 TO LEASE
10 October 2007

ANNEXURE 6.2

RE-INSTATEMENT OF THE LEASED PREMISES

     1. On vacating the Leased Premises the Tenant shall, at his cost, either re-instate the Leased Premises to the same good order as at the commencement of the original Lease Agreement or the following conditions shall apply:-

     1.1. the premises are to be cleared of all stock, furniture and fittings, and all interior building work, make good any damage caused by such removal;

     1.2. make good damage to all walls and paint with two coats of white PVA;

     1.3. remove floor coverings and restore to original surface or bare screed;

     1.4. ceilings to be cleaned and restored to original ceilings, should false ceilings have been installed;

     1.5. lighting at minimum 400 lux level;

     1.6. remove all advertising signs from shop fronts, facades and pylon signage, and make good any damage caused. Any canopies or awnings to be removed;

     1.7. ensure doors and locks in working order and all keys to be handed over;

     1.8. standard electrical supply and DB board reinstated as required by the Landlord;

     1.9. an Electrical Compliance Certificate to be issued by an accredited electrical contractor; and

     1.10. original plumbing supply and fittings to be reinstated and to be in good working order. Any alterations and or additions to be removed and made good.

     2. The Landlord shall be entitled (without prejudice to any other rights and remedies which it may have) to give the Tenant written notice advising the Tenant that it does not require the Tenant to remove certain fixtures and fittings from the Leased Premises, in which event such fixtures and fittings will become the property of the Landlord without any compensation payable to the Tenant therefore.

     3. Should the Tenant fail to comply with it’s obligations in terms of A above by the vacate date, the Landlord shall be entitled to proceed with the re-instatement of the premises and shall have the right to recover the cost from the Tenant’s deposit or invoice the Tenant accordingly.

ANNEXURE “6.3”

COMPANY RESOLUTION CERTIFICATE

I/We, _______________________________ and ___________________________ Director/s of  ______________________________________________________________________________ (Registration No. ______________________ ) do hereby warrant that;

On ____________________________ (Date) the Director/s of the Company passed a Resolution in the following terms:

______________________________________________________________________________

RESOLVED

THAT the company enter into an agreement of lease with:

FILL IN THE LANDLORD’S LEGAL ENTITY

Substantially in the form of the lease submitted to the Director/s of the Company, and that _________________________ be authorised to execute the lease and any other documents that may be necessary to give effect thereto.

The Company is entitled to enter into an agreement of lease in terms of its Memorandum and Articles of Association. The procedure is the procedure adopted hereby.

It is hereby resolved that:

___________________________________
is hereby authorised to enter into an agreement of lease with:

FILL IN THE LANDLORD’S LEGAL ENTITY

For the Leased Premises know as:

Signature of Director	Signature of Director

Print Name	Print Name

Date

ANNEXURE “6.4”

ESCAPE CLAUSE

     The Lessor and the Lessee have mutually agreed that the Lessee may, provided that it is not in breach of the agreement, terminate the Agreement as detailed hereunder, Such termination shall be effected 3 (three) full calendar’s month’s written notice to the Lessor at the end of the first 36 month’s of the agreement, which must be given in terms of the Agreement at the Lessor’s domicilium citandi et executandi, for the time being and which must be received by the Lessor on or before 30 September 2009, failing which the agreement will remain in full force and effect until the termination date referred to in point 1.6.2 of the schedule page of the Agreement.

     Should the Lessee decide to exercise the escape clause option he will be required to pay the Lessor the amount of R597,352.34 (excluding VAT) being the tenant installation contribution made by the Lessor for the 4th & 5th year of the Agreement.

ANNEXURE “6.5”

FITTING OUT OF THE PREMISES / TENANT INSTALLATION BY TENANT

     1. The Tenant shall fit out the premises to suit the requirements of the Tenant (“the Tenants’ installation”) and the Landlord shall contribute a VAT exclusive amount not exceeding R1 157 988.00 to fit out the premises (“the fitting out allowance”). The fitting out allowance shall be paid to the Tenant by the Landlord on fulfillment of the conditions set out in 11 hereof.

     2. The Tenant shall appoint and employ its own consultants to prepare plans and specifications in respect of the Tenant installation, and the costs so incurred shall form part of the fitting out allowance.

     3. The plans and specifications in (2) above shall be approved in writing by the Landlord prior to the commencement of the Tenant’s installation.

     4. The Tenant shall appoint and employ its own contractor and/or contractors as the case may be, to carry out the Tenant’s installation, which contractor and/or contractors shall be approved by the Landlord.

     5. The contractors and sub-contractors approved by the Landlord, shall comply with such reasonable rules and regulations as to safety, administration and co-ordination as the Landlord may make, shall be experienced and qualified, shall take out adequate public liability insurance for the duration of the Tenant’s installation and shall comply with all the requirements of the Occupational Health and Safety Act.

     6. The Landlord shall receive the benefit of any savings should the cost of the Tenant’s installation be less than the fitting out allowance. Should the cost of the Tenant’s installation exceed the fitting out allowance, then such additional cost shall be borne by the Tenant.

     7. The Tenant shall obtain all necessary local authority and other approvals in respect of the Tenant’s installation, including but not limited to, Fire Department approval. Any costs incurred shall form part of the fitting out allowance.

     8. The Landlord shall at all times retain the overall right to demand from the Tenant that any contractor, sub-contractor or supplier be removed from the premises if such contractor, sub-contractor or supplier, in the sole but reasonable opinion of the Landlord, causes or is responsible for any disturbance, misconduct, damage or potential damage or any other unacceptable conduct on the premises not flowing normally and naturally from the work being conducted on the premises.

Initial Here

1

ANNEXURE “6.5”

     9. Should the Tenant’s allowance include extra electrical installations or connections in or about the premises, or changes to the existing electrical installations or connection in or about the premises, then upon completion of the installation, the Tenant shall be obliged to furnish the Landlord an original Certificate of Compliance as required in terms of Regulations promulgated under the

     Machinery and Occupational Safety Act No 85 of 1993, issued by an accredited person and in the form approved and adopted by The Electrical Contracting Board of South Africa and the Tenant acknowledges that in the event of the issue of such a Certificate it is required to sign the same as user and furthermore indemnifies the Landlord against any claim, loss, damage or expense that may be suffered or incurred by the Landlord arising out of the failure of the Tenant to furnish to the Landlord the requisite Certificate of Compliance. The costs so incurred shall form part of the fitting out allowance.

     10. All the terms and conditions of this Agreement of Lease apply “mutatis mutandis” to the Tenant’s allowance improvements.

     11. Prior to the payment of the fitting out allowance by the Landlord to the Tenant;

     11.1 all the above conditions will have been complied with;

     11.2 the Landlord will have inspected the Tenant’s allowance and be satisfied with the Tenant’s installation is of an acceptable standard; and

     11.3 the Tenant will have issued the Landlord with invoices received from the contractors and/or consultants in respect of the Tenant’s allowance together with proof that such invoices have been paid by the Tenant.

     11.4 the Tenant will have issued the Landlord with a tax invoice for the amount of the fitting out allowance as determined in terms hereof.

     12. The Landlord allows the Tenant 90 days from the lease commencement date to complete the Tenant installation works and to issue to the Landlord a tax invoice for the works so completed, failing which, the Tenant shall forfeit the entire or the remaining account (in the case of progress payments having been made) of the fitting out allowance.

Initial Here

2

ANNEXURE “6.6”

PARKING SCHEDULE FOR NET 1

Basement 1	Basement 2	Basement 3	Shadenet Bays
1, 4, 8, 10 11 13 14, 16 17 20 21 22 23 24 25 26, 29 33 34 35 36 37 47 48 49 50 55 56 57 58 58b 59 60 61 64 65 79 91 92 93 94 95 96 97	116 117 118 119 128 129 130 149 150 151 152 161 171 172 173 174 175 176 177 178 179 180 181 182 183 184 185 186 187 188 189 190 191 192 193 194 195 196 197 198 199 200 201 202	275 276 277 278 279 280 281 282 283 284 285 286 287 288 289 290 291 292 293 294 295 296 297 298 299 300 301 302 303 304 305 306 307 309 310, 312, 314 315 316 317 318 319 320 321	1 2 3 4 5 6 7 8 9 10 11 12 13

100 101 102 103 104 105 106 107	203 204 205 206 207 208 209 210 211 212 213 214 215 216 217 224 225 228 229 251 252 253 254 255 256 257 258 259 260 261 262 263 264 265 266 267 271 274	322 323 324 325 326 327 328 329 330 333 334, 336 339 341 342 343 344 346 350 351 355 356 357 358 359 360 361 362 363 364 365 366 370 371 372 373 374 375 376 379 385 388 388A 389 392 394

2

395 402 403 407 408 409 410 411 411A 415 416 417 418 419 420 421 422 423
52	81	108	13

3

ADDENDUM AGREEMENT
Draft 1d/0e
27 July 2007

ADDENDUM

TO LEASE OF BUSINESS PREMISES TO INCLUDE ADDITIONAL PARKING

Entered into between

SIYATHENGA PROPERTIES ONE (PTY) LTD

(Registration No. 2004/005348/07)

(Hereinafter referred to as the “Landlord”)

and

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED

(Registration No. 2002/031446/06)

(Hereinafter referred to as the “Tenant”)

1

ADDENDUM AGREEMENT
Draft 1d/0e
27 July 2007

     WHEREAS the Landlord and the Tenant entered into a written agreement of lease (the “Main Lease Agreement”) whereby the Landlord signed the Main Lease Agreement on the  ________________________ , and the Tenant signed the Main Lease Agreement on the ________________________ , in terms whereof the Tenant leased from the Landlord certain premises situate at Unit 0003 Ground Floor, Unit 1005,1002,1007 1st Floor, Unit 3004, 3001, 3007 3rd Floor, Unit 6007,6002 6th Floor, Unit 0006,1004, 4001 - 4004, 5001, 5002 and Storeroom 2 & 3 Cnr Wood & Baker Street, Rosebank (the “Leased Premises”).

     AND WHEREAS the Tenant has indicated its intention to lease fifteen(15) additional parking bays;

     NOW THEREFORE the Landlord and the Tenant agree as follows:-

     1. the Main Lease Agreement shall be altered in the below mentioned manner:-

     The tenant shall lease from the Landlord fifteen(15 additional parking bays (Bay no:1383 - 141,2185 -223, 230, 232, 233, 235 & 236) from 1st August 2007 to 30th November 2011 at a rate of R360.59 per bay per month with an annual escalation of 8%;

1.1. the monthly rental, for the extended period shall be as follows:-

FROM	TO	RENTAL	VAT	TOTAL
~~01/08/2007~~	~~31/07/2008~~	~~R5 408.85~~	~~R757.24~~	~~R6 166.09~~
01/08/2007	31/07/2009	R5 841.56	R817.82	R6 659.38
01/08/2008	31/07/2009	R6 308.88	R883.24	R7 192.12
01/08/2009	31/07/2010	R6 813.59	R953.90	R7 767.49
01/08/2010	30/11/2011	R7 358.68	R1 030.22	R8 388.90

     1.2 the Landlord shall, at its sole and absolute discretion be entitled to cede and assign all its right, title and interest from time to time in terms of this Parking Addendum and assign performance of any of its obligations in terms of this Parking Addendum to any person, company or other legal entity without reference to the Tenant and without obtaining the Tenant’s consent;

     1.3 the other terms and conditions contained in the Main Lease Agreement and 1st Addendum will continue to apply and remain unaltered.

2

ADDENDUM AGREEMENT
Draft 1d/0e
27 July 2007

THUS DONE AND SIGNED AND WITNESSED BY THE PARTIES ON THE
FOLLOWING DATES AND AT THE FOLLOWING PLACES RESPECTIVELY.

SIGNED at Rosebank on 8th day of November 2007

/s/ Herman G. Kotzé
AS WITNESS	Duly authorised (THE TENANT)

/s/ Herman G. Kotzé
Print Name: (WITNESS)	Print Name: (THE TENANT)

SIGNED at _________________________on _____________day of ______________20__

AS WITNESS	Duly authorised (THE LANDLORD)

Print Name: (WITNESS)	Print Name: (THE LANDLORD)